UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (date of earliest event reported): May 23, 2012

FIRST INTERSTATE BANCSYSTEM, INC.

(Exact name of registrant as specified in its charter)

Montana	001-34653	81-0331430
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

401 North 31st Street, Billings, MT 59101

(Address of principal executive offices)

(406) 255-5390

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

On May 23, 2012, First Interstate BancSystem, Inc. (the “Registrant”) held an annual meeting of its shareholders. The proposals voted upon at the annual meeting and the voting results for each proposal are as follows:

Proposal No. 1 – To elect as directors the nominees proposed by the board of directors of the Registrant, to three-year terms expiring in 2015, or until their respective successors have been elected and qualified.

Nominee	For	Against	Abstain	Broker non-votes
Edward Garding	108,887,386	289,938	7,755	3,402,374
David L. Jahnke	109,049,691	127,633	7,755	3,402,374
Ross E. Leckie	109,036,020	126,694	22,365	3,402,374
James R. Scott	104,243,200	4,934,812	7,067	3,402,374
Randall I. Scott	108,404,529	772,367	8,182	3,402,375
Teresa A. Taylor	109,033,663	137,161	14,255	3,402,374

Proposal No. 2 – To ratify the appointment of McGladrey & Pullen, LLP as the Registrant’s independent registered public accounting firm for the fiscal year ending December 31, 2012.

For	Against	Abstain	Broker non-votes
112,433,520	96,847	57,086	0

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 29, 2012

FIRST INTERSTATE BANCSYSTEM, INC.

By:	/s/ EDWARD GARDING
Edward Garding
President and Chief Executive Officer